As filed with the Securities and Exchange Commission
                        on September 27, 1996

                                                Registration No. 333-_____


                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                      ------------------------------

                                 FORM S-8
                         REGISTRATION STATEMENT
                                   Under
                       The Securities Act of 1933
                     --------------------------------

                        ENVIRODYNE INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)


            Delaware                                 95-2677354
- ------------------------------                -----------------------
State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization                Identification No.)

                        Envirodyne Industries, Inc.
                        701 Harger Road, Suite 190
                        Oak Brook, Illinois  60521
                              (630) 571-8800
                 (Address of Principal Executive Offices)

                      Envirodyne Retirement Income Plan
                      ---------------------------------
                           (Full title of the plan)

      Stephen M. Schuster                         Copy to:
        Vice President,
 Secretary and General Counsel               Gary  D. Gerstman
  Envirodyne Industries, Inc.                 Sidley & Austin
  701 Harger Road, Suite 190              One First National Plaza
     Oak Brook, IL 60521                     Chicago, IL 60603
        (630) 571-8800                        (312) 853-2060
(Name, address and telephone number,
 including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
                                                     Proposed                Proposed
Title of securities             Amount to be      maximum offering       maximum aggregate         Amount of
to be registered (1)             registered        price per share         offering price       registration fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   500,000 shares         $3.9375 (2)          $1,968,750 (2)           $678.88

Common Stock Purchase Rights   500,000 (3)              --    (3)              --     (3)               --   (3)

================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on The Nasdaq National Market on September 24, 1996.

(3) Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

                      PART II

           INFORMATION REQUIRED IN THE
              REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by
Envirodyne Industries, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1995.

         (b)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 28, 1995.

         (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed with the Commission on November 12, 1993 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         (d) The description of the Company's common stock purchase rights, which is contained in the Registration Statement filed with the Commission on June 26, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the employee benefit plan described herein pursuant to
Section 15(a) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Item 4.  Description of Securities
         -------------------------
         Not applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Company's Amended and Restated Certificate of Incorporation, as amended, provides that, in accordance with
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. It further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

          The Company's Amended and Restated Certificate of Incorporation, as amended, provides indemnification for directors or officers to the fullest extent permitted by the DGCL. The Company's By-laws permit the Company to insure its directors, officers, employees or agents against certain liabilities without regard to whether they may be indemnified under Delaware law.

          Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers in certain circumstances. Section 145 of the DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above or in defense of any claim, issue or matter therein, such representative shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.


Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Not applicable.


Item 8.  Exhibits
         --------

          The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

          The Company will submit or has submitted the employee benefit plan described herein and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.  Undertakings
         ------------

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
     --------  -------
     do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        ---- ----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        ---- ----

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                     SIGNATURES

          The Registrant.  Pursuant to the requirements of
          --------------
the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 27th day of September, 1996.

                             ENVIRODYNE INDUSTRIES, INC.

                             By:  _______________________
                                  F. Edward Gustafson
                                 Chairman of the Board,
                                 President, Chief Executive
                                 Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of September, 1996. Each person whose signature appears below hereby appoints Stephen M. Schuster his or her true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Signature and Title                Signature and Title
- -------------------                ---------------------


- --------------------------          ------------------------
F. Edward Gustafson                 Michael E. Heisley
Chairman of the Board, President,   Director
Chief Executive Officer and
Director
(Principal Executive Officer)



- --------------------------          ------------------------
Gordon S. Donovan                   Gregory R. Page
Vice President and Treasurer        Director
(Principal Financial
 and Accounting Officer)



- --------------------------          ------------------------
Robert N. Dangremond                Mark D. Senkpiel
Director                            Director


- --------------------------          ------------------------
Avram A. Glazer                     Malcolm I. Glazer
Director                            Director


          The Plan.  Pursuant to the requirements of the
          --------
 Securities Act of 1933, the Plan Administrator under the
Envirodyne Retirement Income Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on this 27th day of September,
1996.

                         ENVIRODYNE RETIREMENT INCOME PLAN



                         By:  ____________________________
                              Gordon S. Donovan
                              As Plan Administrator
                                under the Trust Agreement

         INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
         -------------------------------------------------------


Exhibit      Description of Exhibit
- --------     ----------------------
 4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed under the Exchange Act,
            File No. 0-5485).

 4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed under the Exchange Act, File No. 0-5485).

 4.3 Rights Agreement dated as of June 26, 1996 between the Company and Harris Trust and Savings Bank, as rights agent, together with the specimen certificate representing common stock purchase rights attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File
            No. 0-5485).

*4.4        Envirodyne Retirement Income Plan (January 1, 1995
            Restatement)

*23.1       Consent of Coopers & Lybrand L.L.P.

*24.1 Powers of Attorney (reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein.)


_____________________
*     Filed herewith.